Exhibit 99.1

NEWS FOR IMMEDIATE RELEASE


  CONTACT:       Investor Contacts                Media Contact
                 Steve Smith/ Tom Kennedy         Jil Hicks
                 (303) 749-2900                   (303) 749-2970
                 ir@converg.com                   jil.hicks@converg.com
                 ------------------------         ---------------------


     Convergent Communications Reports Fourth Quarter Results

     .   $54.9 million total revenue
     .   $25.8 million EBITDA deficit
     .   Average monthly cash burn cut to $8.8 million

     ENGLEWOOD, Colo., February 27, 2001 - Convergent Communications (Nasdaq:
     CONV) today reported pro forma revenue of $54.9 million for the three months ended December 31, 2000, compared to $53.4 million for the third quarter and $47.7 million for the fourth quarter of 1999.

     Convergent Communications Services, Inc. closed the sale of its voice key system and PBX business on January 26, 2001, and has restated this business as "discontinued operations." Throughout this press release the term "pro forma" represents the combination of the company's "continued" and "discontinued" operations on a basis consistent with historical presentation made in prior quarters. The term "continuing operations" is used to describe the company's ongoing business focus as a data-centric, network and managed services provider.

     The company's pro forma EBITDA (earnings before interest, taxes, depreciation, amortization and impairment of long-lived assets and other income/expense) deficit for the fourth quarter of 2000 was $25.8 million, compared sequentially to $30.8 million for the third quarter, and compared to $27.5 million reported in the fourth quarter of 1999.

     "We are pleased to have again exceeded our financial forecast," said Joseph Zell, president and CEO of Convergent Communications. "This is especially impressive given the magnitude of change our organization experienced during the fourth quarter."

     For the 12 months ended December 31, 2000 Convergent Communications' pro forma revenue was $211.6 million, an increase of 32 percent compared to revenue of $159.9 million for the year ended December 31, 1999. The company's pro forma EBITDA deficit for the year ended December 31, 2000 was $135.2 million, compared to a deficit of $69.5 million for the 12 months ended December 31, 1999.

          Results of Continuing Operations
          --------------------------------

          Revenue from continuing operations for the three months ended December 31, 2000 was $31.5 million, compared to revenue of $35.6 million for the third quarter, 2000. This 12 percent sequential decline was the result of the destabilizing impact of selling the voice key system and PBX business. As a result of the destabilizing impact of the pending sale, the company experienced a 14 percent reduction in its data sales force, which declined from 73 at September 30, 2000 to 63 at the end of the year. The data sales force has since been stabilized and the company expects to have 90 data sales people and 54 broadband sales people for a combined sales force of 144 at the end of February 2001.

          For the 12 months ended December 31, total revenue for continuing operations was $132.4 million, an 89 percent improvement compared to $70.1 million in revenue for the year ended December 31, 1999.

          Gross margin for the quarter ended December 31, 2000 was $3.4 million, a 79 percent sequential increase from the third-quarter gross margin of $1.9 million. As a percentage of revenue, the gross margin increased to 11 percent in the fourth quarter, compared to five percent in the quarter ended September 30, 2000.

          Selling, General and Administrative (SG&A) expenses for the fourth quarter of 2000 were $19.6 million, a three percent sequential reduction from the $20.3 million reported for the quarter ended September 30, 2000.

          The EBITDA deficit for the fourth quarter was $18.2 million, a 12 percent improvement compared to $20.7 million EBITDA deficit in the third quarter. The EBITDA deficit for the year 2000 was $101.4 million, compared to $57.8 million for 1999.

          For the quarter ended December 31, 2000, the company recognized a $66.7 million charge for the loss on disposal of discontinued operations. This charge includes a $32.6 million write-off of goodwill, a $15.5 million asset write-off, and other costs related to the sale of the voice key system and PBX business. In addition to this $66.7 million charge, the company also recorded a loss from the results of discontinued operations of $8.3 million.

          The net loss attributable to common shareholders for the quarter ended December 31, 2000 was $112.7 million, or a net loss per share of $3.77.

          During the fourth quarter the company made a change related to revenue recognition as a result of a Web development customer that went out of business. The company determined that the majority of the revenue associated with this customer was no longer collectable, and further determined that the revenue reported in prior periods for this contract should have been reported using the "Completed Contract" method instead of the "Percentage of Completion" method. As a result, prior quarters have been adjusted to reflect this change. This resulted in total revenue reductions of $2.0 million in the first quarter; $815,000 in the second quarter; and $114,000 for the third quarter. Likewise, costs corresponding to these revenue reductions were adjusted to reflect: a reduction of $1.2 million in the first quarter; a reduction of $386,000 in the second quarter; and an increase of $630,000 in the third quarter. Although these adjustments represented only about two percent of total revenue for the year, the company decided to make this change because of its significance to the Web Services segment.

          Cash Balances
          -------------

          On December 31, 2000 the company had unrestricted cash and cash equivalents of $45.5 million. Total cash and cash equivalents, which includes restricted cash, was $66.5 million at December 31, 2000.

          During the quarter ended December 31, 2000, Convergent Communications' capital expenditures were $7.3 million. For the year, total capital expenditures were $41.0 million.

          Convergent Communications' average monthly cash burn was reduced to $8.8 million during the fourth quarter, a 34 percent sequential improvement compared to a $13.3 million average monthly cash burn in the third quarter. During December 2000 the company's recurring cash burn rate was $7.3. million.

          2001 Plan / Forecast
          --------------------

          The company's 2001 business plan is concentrated in 13 markets and is focused on selling and provisioning data-centric services such as Web hosting and hosted applications, Internet access, data systems and managed services. The plan also includes the centralization of the company's order entry and customer service functions, a streamlined network configuration consistent with its current market presence, and outsourcing relationships with data equipment distributors. These 2001 initiatives should serve to improve customer service, reduce capital expenditures, improve operating margins, and lower inventory costs.

          The company anticipates its 2001 revenue to range between $140-150 million. Additionally, the company forecasts its EBITDA deficit to range between $45-55 million for 2001.

          2001 Plan Dependencies and Risks
          --------------------------------

          The company's 2001 plan is dependent on credit commitments from various financial institutions and vendors. Furthermore, it is dependent upon additional financing to cover projected cash shortfalls.

          Given the changes in Convergent Communications' underlying business as well as the changes in the credit and capital markets in general, the company has received several credit commitment reductions. In conjunction with the sale of the key system and PBX business, the company's secured credit facility with Foothill Capital has been reduced from a maximum commitment of $50 million to $30 million. This change generally reflects the fact that the Foothill facility was secured against the company's accounts receivable and inventory. With the sale of the key system and PBX business, the company's borrowing base has been reduced substantially, and the company forecasts that availability under this facility in 2001, which is subject to eligibility formulas and compliance with other requirements, is between $6.5 and $9.5 million.

          In addition to the reduction of the working capital facility, the company has had its two primary flooring line credit providers substantially reduce the unsecured portion of the lines that the company utilized to support the equipment integration business. The Deutsche Financial Services facility, supported by a $4 million letter of credit (LOC) backed by restricted cash, was reduced from $9 million to $4 million, without any reduction to the LOC. The company's Ingram Micro line of credit, which is backed by a $2 million LOC, was reduced from $5 million to $3 million, also without any reduction to the LOC. The company expects to reduce the direct impact of the flooring line credit tightening by changing its purchasing model with its underlying distributors to greatly reduce or eliminate the need for the flooring lines in general. The company intends to recover much of the cash currently securing these LOCs, and place it back in its operating cash.

          In connection with the company's 2001 network deployment plans, it has negotiated and subsequently amended its Cisco Capital equipment financing facility to terminate further borrowings.

          From an incremental funding standpoint, changes to the company's business strategy and plan have significantly reduced its need for additional funding, taking its need for additional capital to reach EBITDA breakeven to a range of $30 to $40 million, and to reach positive net free cash flow over the next two years to a range of $60 to $70 million. However, the company still faces a shortfall in capital to support its ongoing plan, and today's market environment combined with the company's capital structure issues could make it difficult to close the gap.

          With the recent downturn in market valuations in the technology and telecom sectors, and its resultant impact on the company's share price, Convergent Communications also anticipates a risk of Nasdaq de-listing. However, at this time, the company has not received notification from Nasdaq for de-listing.

          Assuming the availability of the amounts forecasted under the company's Foothill facility, the company believes its funding will be sufficient until sometime in the third quarter of this year. In the event that the company is unable to borrow under the facility, it could face a cash shortfall late in the second quarter of this year. Because of this, the company believes it is likely that its auditors will express a "going concern" opinion in conjunction with the company's annual report on Form 10-K to be filed with the Securities and Exchange Commission in March. This could trigger certain covenant defaults under the company's current borrowings, and further complicate its ability to raise additional funding.

          The company has formally engaged Jefferies & Company, Inc., as its financial advisor. Jefferies will assist the company in evaluating strategic and financial alternatives to strengthen the company's capital structure. The company will continue to evaluate the most efficient capital structure in conjunction with its 2001 business plan.

          Alternatives currently under review include restructuring of its balance sheet, new financing in conjunction with this restructuring, attracting strategic equity investments in the company, accretive strategic combinations, and changes to its current business scope to further extend its cash resources. In the event the company is unable to obtain additional financing or restructure its balance sheet, it is likely that there will be a material adverse effect on the company's operations and financial condition.

          About Convergent Communications
          -------------------------------

          Convergent Communications, Inc. (Nasdaq: CONV) through its subsidiary, Convergent Communications Services, Inc., is a Broadband Networking and Web Services provider with full-service network and data systems integration capabilities for small and medium-sized businesses. For more information on Convergent Communications, visit the company's Web site at http://www.converg.com.
                  ----------------------

          Convergent Communications' Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995. The statements made by Convergent Communication in this press release may be forward-looking in nature. Information in this press release is qualified by the more detailed information contained in the company's filings with the Securities and Exchange Commission (SEC). Copies of these filings are available through the SEC's electronic data gathering analysis and retrieval system (EDGAR) at www.sec.gov All forward-looking statements made in this press release are made as of the date hereof and the company assumes no obligation to update the forward-looking statements included in this news release. Forward-looking statements in this news release, including those relating to restructuring the company's balance sheet, the reduction in monthly cash burn, the ability to achieve EBITDA break-even by year-end 2001 and the ability to fund operations without additional financing sources are expectations, not historical facts. Such statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially. In particular, there can be no assurance that the company will be able to complete a restructuring of its balance sheet in a timely manner, obtain additional financing to cover any cash shortfall or accelerate its growth rate given the highly competitive nature of its market and the unproven nature of its business model.
          In addition, the company has recently released, and its business plan requires the future release of, new products and services which have not previously been provided by the company. These products and services are being designed to provide increased margins to the company to further help reduce the company's monthly cash burn, however, as the company has not previously sold these products and services, there can be no assurance that the company's ability to forecast demand and costs are accurate. These products and services, such as broadband and web services, are also in evolving and highly competitive markets with a number of competitors providing these products and services. These competitors typically have substantially more resources than the company and have significantly more experience in selling these products and services. The company also relies on a number of third parties for the implementation and delivery of these new products and services, which creates significant risk of non-performance and may adversely affect the company's operations and financial performance. The company's actual results may be materially impacted in the event that the company is unable to sell these products and services in a timely and cost effective manner. The company's existing debt and preferred stock obligations also create financial and operating risks and there can be no assurance that the company can satisfy its debt or preferred stock covenants and, in the event that the company is unable to obtain additional financing, restructure its balance sheet or reduce its monthly cash burn enough to achieve EBITDA break-even in a timely manner, there will likely be a material adverse change on the company's operations and financial condition. The company and/or its subsidiaries will continue to evaluate the most efficient use of the company's capital, including investment in the company's network and systems, lines of business, potential acquisitions, and, depending upon market conditions, purchasing, refinancing or otherwise retiring certain of the company's outstanding debt and/or equity securities in the open market or by other means to the extent permitted by its existing covenant restrictions. Such risks and uncertainties also include other factors discussed in the company's filings with the SEC.

[LOGO]

Convergent Communications, Inc.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS (INCLUDING VOICE INTEGRATION) (a) (unaudited)

                                                       Year-over-Year                             Sequential
                                                     Three Months Ended                       Three Months Ended
                                                         December 31,                     September 30,  December 31,
                                                     ---------------------                ------------   -----------
                                                       1999         2000       Change         2000          2000         Change
                                                    -----------  ---------   ----------    ----------    ----------    ---------
                                                                           (in thousands, except per share amounts)
Revenue
Web Services                                           $     715  $     653    $    (62)   $   1,256     $     653     $  (603)
Broadband                                                    143      1,826       1,683        1,221         1,826         605
Network Services                                           1,655      1,178        (477)       1,476         1,178        (298)
Integration                                               45,226     51,275       6,049       49,407        51,275       1,868
                                                       ---------  ---------    --------    ---------     ---------    --------
  Total                                                   47,739     54,932       7,193       53,360        54,932       1,572

Gross Margin (before depreciation)

Web Services                                                (148)      (163)        (15)      (1,247)         (163)      1,084
Broadband                                                   (686)    (1,310)       (624)      (1,947)       (1,310)        637
Network Services                                            (862)      (305)        557         (172)         (305)       (133)
Integration                                               11,765     10,759      (1,006)       7,842        10,759       2,917
                                                       ---------  ---------    --------    ---------     ---------    --------
  Total                                                   10,069      8,981      (1,088)       4,476         8,981       4,505

Selling, general and administrative                       37,616     32,747      (4,869)      29,215        32,747       3,532
Restructuring charges                                          -      2,029       2,029        6,051         2,029      (4,022)
Depreciation and amortization                              5,453      9,313       3,860        8,722         9,313         591
Impairment of long-lived assets                              650        145        (505)         144           145           1
Interest expense/(income) and other                        5,163      8,812       3,649        5,023         8,812       3,789
                                                       ---------  ---------    --------    ---------     ---------     -------
Net loss                                                 (38,813)   (44,065)     (5,252)     (44,679)      (44,065)        614
Preferred stock dividends and accretion                        -     (4,089)     (4,089)      (4,087)       (4,089)         (2)
                                                       ---------  ---------    --------    ---------     ---------     -------
Net loss attributable to common shareholders           $ (38,813) $ (48,154)   $ (9,341)   $ (48,766)    $ (48,154)    $   612
                                                       =========  =========    ========    =========     =========     =======

Net loss attributable to common shareholders per share $   (1.37) $   (1.61)   $  (0.24)   $   (1.65)    $   (1.61)    $  0.04
                                                       =========  =========    ========    =========     =========     =======
Weighted average shares outstanding                       28,245     29,910                   29,529        29,910
                                                       =========  =========                =========     =========

EBITDA                                                 $ (27,547) $ (25,795)   $  1,752    $ (30,790)    $ (25,795)    $ 4,995

--------------------------------------------------------------------------------
EBITDA: Consists of earnings before interest, income taxes, depreciation, amortization, impairment of long-lived assets and other income (expense). EBITDA is a measure commonly used in the communications industry to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or as an alternative to cash flow as a measure of liquidity. The Company's measure of EBITDA may not be comparable to similarly titled measures of other companies.

(a) The pro-forma presentation shows both the continuing and discontinued operations on a combined basis consistent with the historical presentation. Accordingly, the combined presentation does not include any charges associated with the disposal of the discontinued operations.
--------------------------------------------------------------------------------

[LOGO]

Convergent Communications, Inc.
PRO FORMA COMBINED STATEMENTS OF OPERATIONS
(INCLUDING VOICE INTEGRATION) (a)
(unaudited)

                                                                            Year-over-Year
                                                                          Twelve Months Ended
                                                                              December 31,
                                                                        ----------       ----------
                                                                           1999             2000            Change
                                                                        ----------       ----------    -------------
                                                                          (in thousands, except per share amounts)
Revenue
Web Services                                                           $    1,742       $    3,689      $    1,947
Broadband                                                                     362            4,442           4,080
Network Services                                                            7,946            5,782          (2,164)
Integration                                                               149,872          197,703          47,831
                                                                       ----------       ----------      ----------
  Total                                                                   159,922          211,616          51,694

Gross Margin (before depreciation)
Web Services                                                                  (75)          (2,193)         (2,118)
Broadband                                                                    (923)          (7,658)         (6,735)
Network Services                                                               (7)            (103)            (96)
Integration                                                                37,428           32,194          (5,234)
                                                                       ----------       ----------      ----------
  Total                                                                    36,423           22,240         (14,183)

Selling, general and administrative                                       105,896          133,727          27,831
Restructuring charges                                                           -           23,724          23,724
Depreciation and amortization                                              17,295           34,160          16,865
Impairment of long-lived assets                                               650           17,933          17,283
Interest expense/(income) and other                                        20,842           25,564           4,722
                                                                       ----------       ----------      ----------
Net loss                                                                 (108,260)        (212,868)       (104,608)
Preferred stock dividends and accretion                                         -          (11,417)        (11,417)
                                                                       ----------       ----------      ----------
Net loss attributable to common shareholders                           $ (108,260)      $ (224,285)     $ (116,025)
                                                                       ==========       ==========      ==========

Net loss attributable to common shareholders per share                 $    (5.32)      $    (7.64)     $    (2.32)
                                                                       ==========       ==========      ==========
Weighted average shares outstanding                                        20,356           29,352
                                                                       ==========       ==========
EBITDA                                                                 $  (69,473)      $ (135,211)     $  (65,738)

--------------------------------------------------------------------------------
EBITDA: Consists of earnings before interest, income taxes, depreciation, amortization, impairment of long-lived assets and other income (expense). EBITDA is a measure commonly used in the communications industry to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or as an alternative to cash flow as a measure of liquidity. The Company's measure of EBITDA may not be comparable to similarly titled measures of other companies.

(a) The pro-forma presentation shows both the continuing and discontinued operations on a combined basis consistent with the historical presentation. Accordingly, the combined presentation does not include any charges associated with the disposal of the discontinued operations.

--------------------------------------------------------------------------------

[LOGO]

Convergent Communications, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

                                                         Year-over-Year                                Sequential
                                                       Three Months Ended                          Three Months Ended
                                                          December 31,                       September 30,     December 31,
                                                      ----------------------                 ------------------------------
                                                         1999         2000           Change       2000 (a)     2000           Change
                                                      ----------   ----------       ------   ------------- ----------------  ------
                                                                                (in thousands, except per share amounts)
Revenue
Web Services                                          $     715    $     653    $     (62)    $   1,256     $     653   $    (603)
Broadband                                                   143        1,826        1,683         1,221         1,826         605
Network Services                                          1,655        1,178         (477)        1,476         1,178        (298)
Integration                                              22,321       27,820        5,499        31,649        27,820      (3,829)
                                                     ----------    ---------   ----------     ---------     ---------   ---------
  Total                                                  24,834       31,477        6,643        35,602        31,477      (4,125)

Gross Margin (before depreciation)
Web Services                                               (148)        (163)         (15)       (1,247)         (163)      1,084
Broadband                                                  (686)      (1,311)        (625)       (1,947)       (1,311)        636
Network Services                                           (862)        (305)         557          (172)         (305)       (133)
Integration                                               4,834        5,171          337         5,306         5,171        (135)
                                                     ----------    ---------   ----------     ---------     ---------   ---------
  Total                                                   3,138        3,392          254         1,940         3,392       1,452

Selling, general and administrative                      24,230       19,579       (4,651)       20,271        19,579        (692)
Restructuring charges                                         -        2,029        2,029         2,351         2,029        (322)
Depreciation and amortization                             3,719        6,712        2,993         6,496         6,712         216
Impairment of long-lived assets                               -           81           81            98            81         (17)
Interest expense/(income) and other                       5,066        8,620        3,554         4,832         8,620       3,788
                                                     ----------    ---------   ----------     ---------     ---------   ---------
Loss from continuing operations                         (29,877)     (33,629)      (3,752)      (32,108)      (33,629)     (1,521)
Preferred stock dividends and accretion                       -       (4,089)      (4,089)       (4,087)       (4,089)         (2)
                                                     ----------    ---------   ----------     ---------     ---------   ---------
Loss from continuing operations
  attributable to common shareholders                 $ (29,877)   $ (37,718)   $  (7,841)    $ (36,195)    $ (37,718)  $  (1,523)
                                                      =========    =========    =========     =========     =========   =========
Loss from continuing operations
  attributable to common shareholders per share       $   (1.06)   $   (1.26)   $   (0.20)    $   (1.23)    $   (1.26)  $   (0.03)
                                                      =========    =========    =========     =========     =========   =========
Discontinued operations                                  (8,936)     (75,031)     (66,095)      (12,571)      (75,031)    (62,460)
                                                      ---------    ---------    ---------     ---------     ---------   ---------
Net Loss                                              $ (38,813)   $(112,749)   $ (73,936)    $ (48,766)    $(112,749)  $ (63,983)
                                                      =========    =========    =========     =========     =========   =========
Net loss per share                                    $   (1.37)   $   (3.77)   $   (2.40)    $   (1.65)    $   (3.77)  $   (2.12)
                                                      =========    =========    =========     =========     =========   =========
Weighted average shares outstanding                      28,245       29,910                     29,529        29,910
                                                      =========    =========                  =========     =========
EBITDA                                                $ (21,092)   $ (18,216)   $   2,876     $ (20,682)    $ (18,216)  $   2,466

--------------------------------------------------------------------------------
EBITDA: Consists of earnings before interest, income taxes, depreciation, amortization, impairment of long-lived assets and other income (expense). EBITDA is a measure commonly used in the communications industry to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or as an alternative to cash flow as a measure of liquidity. The Company's measure of EBITDA may not be comparable to similarly titled measures of other companies.

(a) Restated to reflect the change in accounting for a web development contract from the percentage of completion method to the completed contract method, and to reflect discontinued operations from the sale of the key system/PBX business.
--------------------------------------------------------------------------------

[LOGO]

Convergent Communications, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)


                                                                           Three Months Ended
                                                            ------------  ---------------------------------------
                                                             3/31/00 (a)  6/30/00 (a)   9/30/00 (a)   12/31/2000
                                                            ------------  ---------------------------------------
                                                                                      (in thousands, except per share amounts)
Revenue
Web Services                                                $    916     $    865      $  1,256        $    653
Broadband                                                        562          834         1,221           1,826
Network Services                                               1,640        1,488         1,476           1,178
Integration                                                   29,261       29,731        31,649          27,820
                                                            --------     --------      --------        --------
  Total                                                       32,379       32,918        35,602          31,477

Gross Margin (before depreciation)
Web Services                                                    (478)        (305)       (1,247)           (163)
Broadband                                                     (1,541)      (2,858)       (1,947)         (1,311)
Network Services                                                 166          208          (172)           (305)
Integration                                                    3,995        1,934         5,306           5,171
                                                            --------     --------      --------        --------
  Total                                                        2,142       (1,021)        1,940           3,392

Selling, general and administrative                           22,809       25,183        20,271          19,579
Restructuring charges                                          3,027       12,617         2,351           2,029
Depreciation and amortization                                  5,701        5,905         6,496           6,712
Impairment of long-lived assets                                    -       16,300            98              81
Interest expense/(income) and other                            6,034        5,312         4,832           8,620
                                                            --------     --------      --------        --------
Loss from continuting operations                             (35,429)     (66,338)      (32,108)        (33,629)
Preferred stock dividends and accretion                            -       (3,241)       (4,087)         (4,089)
                                                            --------     --------      --------        --------
Loss from continuing operations
     attributable to common shareholders                    $(35,429)    $(69,579)     $(36,195)      $ (37,718)
                                                            ========     ========      ========       =========
Loss from continuing operations
     attributable to common shareholders per share          $  (1.23)     $ (2.39)      $ (1.23)        $ (1.26)
                                                            ========     ========      ========       =========

Discontinued operations                                      (10,138)     (12,218)      (12,571)        (75,031)
                                                            --------     --------      --------       ---------
Net loss                                                    $(45,567)    $(81,797)     $(48,766)      $(112,749)
                                                            ========     ========      ========       =========

Net loss per share                                          $  (1.58)     $ (2.80)      $ (1.65)        $ (3.77)
                                                            ========     ========      ========       =========

Weighted average shares outstanding                           28,789       29,172        29,529          29,910
                                                            ========     ========      ========       =========

EBITDA                                                      $(23,694)    $(38,821)     $(20,682)      $ (18,216)

                                                                            Year-over-Year
                                                                         Twelve Months Ended
                                                                            December 31,
                                                                    ---------------------------
                                                                         2000            1999           Change
                                                                     ----------      ----------     ------------
Revenue
Web Services                                                        $    3,690       $   1,742      $     1,948
Broadband                                                                4,443             362            4,081
Network Services                                                         5,782           7,946           (2,164)
Integration                                                            118,461          60,049           58,412
                                                                    ----------       ---------      -----------
  Total                                                                132,376          70,099           62,277

Gross Margin (before depreciation)
Web Services                                                            (2,193)            (75)          (2,118)
Broadband                                                               (7,657)           (923)          (6,734)
Network Services                                                          (103)             (7)             (96)
Integration                                                             16,406          12,659            3,747
                                                                    ----------       ---------      -----------
  Total                                                                  6,453          11,654           (5,201)

Selling, general and administrative                                     87,842          69,495           18,347
Restructuring charges                                                   20,024               -           20,024
Depreciation and amortization                                           24,814          11,552           13,262
Impairment of long-lived assets                                         16,479               -           16,479
Interest expense/(income) and other                                     24,798          20,457            4,341
                                                                    ----------       ---------      -----------

Loss from continuting operations                                      (167,504)        (89,850)         (77,654)
Preferred stock dividends and accretion                                (11,417)              -          (11,417)
                                                                    ----------       ---------      -----------
Loss from continuing operations
     attributable to common shareholders                            $ (178,921)      $ (89,850)     $   (89,071)
                                                                    ==========       =========      ===========
Loss from continuing operations
     attributable to common shareholders per share                  $    (6.10)      $   (4.41)     $     (1.69)
                                                                    ==========       =========      ===========

Discontinued operations                                               (109,958)        (18,410)         (91,548)
                                                                    ----------       ---------      -----------
Net loss                                                            $ (288,879)      $(108,260)     $  (180,619)
                                                                    ==========       =========      ===========

Net loss per share                                                  $    (9.84)      $   (5.32)     $     (4.52)
                                                                    ==========       =========      ===========

Weighted average shares outstanding                                     29,352          20,356
                                                                    ==========       =========

EBITDA                                                              $ (101,413)      $ (57,841)     $   (43,572)

--------------------------------------------------------------------------------
EBITDA: Consists of earnings from continuing operations before interest, income taxes, depreciation, amortization, impairment of long-lived assets and other income (expense). EBITDA is a measure commonly used in the communications industry to analyze companies on the basis of operating performance. It is not a measure of financial performance under generally accepted accounting principles and should not be considered as an alternative to net income as a measure of performance or as an alternative to cash flow as a measure of liquidity. The Company's measure of EBITDA may not be comparable to similarly titled measures of other companies.

(a) Restated to reflect the change in accounting for a web development contract from the percentage of completion method to the completed contract method, and to reflect discontinued operations from the sale of the key system/PBX business.

--------------------------------------------------------------------------------

[LOGO]

Convergent Communications, Inc.
CONSOLIDATED BALANCE SHEETS
(unaudited)


                                                               12/31/1999            12/31/2000
                                                            ----------------     -----------------
                                                                        (in thousands)
ASSETS
    Cash and cash equivalents and
       short-term investments                                  $  59,957             $  45,497
    Restricted cash                                               20,800                10,257
    Trade accounts receivable, net                                37,778                22,192
    Inventory                                                     13,810                 3,403
    Prepaid expenses, leases receivable
       and other current assets                                    9,070                13,229
                                                               ---------             ---------
       Total current assets                                      141,415                94,578

    Property, network and equipment, net                          62,163                55,202

    Restricted cash                                               17,669                10,713
    Goodwill, net                                                 56,037                 1,724
    Other intangible assets, net                                  10,967                10,266
    Investments, leases receivable and other assets                6,962                15,301
                                                               ---------             ---------
       Total assets                                            $ 295,213             $ 187,784
                                                               =========             =========

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
    Trade accounts payable and accrued liabilities             $  41,499             $  42,465
    Accrued interest expense                                       5,308                 5,593
    Deferred revenue and customer deposits                         6,312                 5,407
    Current portion of notes payable and capital leases           11,321                23,212
                                                               ---------             ---------
       Total current liabilities                                  64,440                76,677

    Net remaining liabilities of discontinued operations               -                 1,154 (a)

    Notes payable and capital leases, net of current portion     194,153               180,787

    Redeemable Preferred stock                                         -               162,688

    Shareholders' equity (deficit)                                36,620              (233,522)
                                                               ---------             ---------
       Total liabilities and shareholders' equity              $ 295,213             $ 187,784
                                                               =========             =========

--------------------------------------------------------------------------------
 (a) Reflects the net assets and liabilities of the discontinued operations including costs related to the disposal and results of discontinued operations through the closing date, January 26, 2001.
--------------------------------------------------------------------------------